                                                                     EXHIBIT 2.7

================================================================================

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                          MEDSOURCE TECHNOLOGIES, INC.

                          THE MICROSPRING COMPANY, LLC
                                as the Transferee

                                       and

                            THE MICROSPRING CO., INC.
                                as the Transferor

                                       and

       George Fowle, William S. Hodgson, Paul J. Dobson, James F. Marten, David G. Lubrano, Katherine Griswold, Mary Dashiell, Julie Parsons,
     Donald E. Milley, Louisa J. Dekkers, Joseph Keller, Robert F. Coughlin,
        Benjamin B. Brock, Patricia A. Van Blarcom, William T. McDonough,
              Kevin K. Gee, Carmine Sammarco and In Sup Choi, M.D.
                        as Shareholders of the Transferor

                           Dated as of March 24, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Contribution and Exchange of Assets ..........................................1
   Contribution and Exchange .................................................1
   -------------------------
   Excluded Assets ...........................................................3
   ---------------
   Consents ..................................................................4
   --------
Assumption of Specified Liabilities...........................................4
   Assumption ................................................................4
   ----------
   Excluded Liabilities ......................................................4
   --------------------
Consideration; Payment........................................................6
   Consideration .............................................................6
   -------------
   Payment ...................................................................6
   -------
   Transfer Taxes ............................................................7
   --------------
   Allocation of Consideration ...............................................7
   ---------------------------
Closing.......................................................................8
-------
Representations and Warranties of the Transferor and the Shareholders.........8
   Organization ..............................................................8
   ------------
   Capitalization ............................................................8
   --------------
   Authorization; Validity of Agreement ......................................9
   ------------------------------------
   No Violations; Consents and Approvals .....................................9
   -------------------------------------
   Financial Statements .....................................................10
   --------------------
   No Material Adverse Change ...............................................11
   --------------------------
   No Undisclosed Liabilities ...............................................11
   --------------------------
   Litigation; Compliance with Law; Licenses ................................11
   -----------------------------------------
   Employee Benefit Plans; ERISA ............................................12
   -----------------------------
   Real Property ............................................................13
   -------------
   Intellectual Property; Computer Software .................................14
   ----------------------------------------
   Title to Acquired Assets; Capital Budget .................................15
   ----------------------------------------
   Material Contracts .......................................................16
   ------------------
   Taxes ....................................................................16
   -----
   Affiliated Party Transactions ............................................18
   -----------------------------
   Environmental Matters ....................................................19
   ---------------------
   No Brokers ...............................................................21
   ----------
   Receivables ..............................................................21
   -----------
   Inventories ..............................................................21
   -----------
   Product Claims ...........................................................21
   --------------
   Warranties and Returns ...................................................22
   ----------------------
   Assets Utilized in the Business ..........................................22
   -------------------------------
   Insurance ................................................................22
   ---------
   Delivery of Documents; Corporate Records .................................22
   ----------------------------------------

                          TABLE OF CONTENTS (Cont'd.)

                                                                            PAGE
                                                                            ----

   Customers, Suppliers and Distributors ....................................23
   -------------------------------------
   Labor Matters ............................................................23
   -------------
   Bank Accounts ............................................................23
   -------------
   Directors, Officers and Certain Employees ................................23
   -----------------------------------------
   Year 2000 ................................................................23
   ---------
   No Misstatements or Omissions ............................................24
   -----------------------------
   Investment Undertaking ...................................................24
   ----------------------
   Size of Person for Purposes of HSR Act ...................................24
   --------------------------------------
Representations and Warranties of the MedSource and Transferee...............25
--------------------------------------------------------------
   Organization .............................................................25
   ------------
   Capitalization ...........................................................25
   --------------
   Authorization; Validity of Agreement .....................................26
   ------------------------------------
   No Violations; Consents and Approvals ....................................26
   -------------------------------------
   No Material Adverse Change ...............................................27
   --------------------------
   Litigation; Compliance with Laws; Licenses ...............................27
   ------------------------------------------
   Title to Properties ......................................................28
   -------------------
   Brokers ..................................................................28
   -------
   Information Supplied to Transferor and Shareholders ......................28
   ---------------------------------------------------
   Shares of Capital Stock ..................................................28
   -----------------------
   Certain Tax Matters ......................................................28
   -------------------
   Size of Person for Purposes of HSR Act ...................................29
   --------------------------------------
Other Agreements of the Parties..............................................29
   Conduct of Business by the Transferor ....................................29
   -------------------------------------
   Conduct of Business by MedSource .........................................31
   --------------------------------
   Access and Information ...................................................32
   ----------------------
   Tax Returns; Taxes .......................................................32
   ------------------
   Notice of Developments ...................................................32
   ----------------------
   Non-Disclosure of Confidential Information ...............................33
   ------------------------------------------
   No Solicitation of Employees, Suppliers or Customers .....................33
   ----------------------------------------------------
   Non-Competition ..........................................................33
   ---------------
   Public Statements ........................................................34
   -----------------
   Other Actions ............................................................35
   -------------
   Change of Name ...........................................................35
   --------------
   Cooperation on Taxes .....................................................35
   --------------------
   Employees ................................................................35
   ---------
   Consents; Releases .......................................................36
   ------------------
   Reserved .................................................................36
   --------
   Employment Agreements ....................................................37
   ---------------------
   Stockholders Agreement and Registration Rights Agreement .................37
   --------------------------------------------------------
   Exclusivity ..............................................................37
   -----------
   Equipment, Intellectual Property and Other Assets ........................37
   -------------------------------------------------

                          TABLE OF CONTENTS (Cont'd.)
                                                                            PAGE
                                                                            ----
   Certain Payments .........................................................37
   ----------------
   Transfer of Interests in Real Property ...................................37
   --------------------------------------
   Inventory Count ..........................................................39
   ---------------
   Accounts Receivable ......................................................39
   -------------------
   Revised Memorandum .......................................................40
   ------------------
Conditions Precedent to the Closing..........................................40
   Conditions Precedent to MedSource's and the Transferee's
   ---------------------------------------------------------
      Obligations to Close ..................................................40
      --------------------
Conditions Precedent to the Transferor's Obligations to Close ...............42
-------------------------------------------------------------
Documents to be Delivered at the Closing ....................................44
   Deliveries of the Transferor and the Shareholders ........................44
   ------------------------------------------------
   Deliveries of the Transferee .............................................45
   ----------------------------
Termination .................................................................46
Survival of Representations and Warranties ..................................46
   Survival of Representations and Warranties of the Transferor
   ------------------------------------------------------------
      and the Shareholders ..................................................46
      --------------------
   Survival of Representations and Warranties of MedSource and
   -----------------------------------------------------------
      the Transferee ........................................................47
      --------------
Indemnification .............................................................47
   Indemnification by the Transferor and the Shareholders ...................47
   ------------------------------------------------------
   Indemnification by MedSource and the Transferee ..........................48
   -----------------------------------------------
   Indemnification Procedures ...............................................48
   --------------------------
   Limitations on Indemnification ...........................................50
   ------------------------------
Miscellaneous ...............................................................51
   Transaction Fees and Expenses ............................................51
   -----------------------------
   Notices ..................................................................51
   -------
   Amendment ................................................................52
   ---------
   Waiver ...................................................................52
   ------
   Governing Law ............................................................52
   -------------
   Jurisdiction .............................................................52
   ------------
   Remedies .................................................................53
   --------
   Severability .............................................................53
   ------------
   Further Assurances .......................................................53
   ------------------
   Assignment ...............................................................53
   ----------
   Binding Effect ...........................................................53
   --------------
   No Third Party Beneficiaries .............................................53
   ----------------------------
   Entire Agreement .........................................................53
   ----------------
   Headings .................................................................54
   --------
   Counterparts .............................................................54
   ------------
   Bulk Sales Law ...........................................................54
   --------------
SIGNATURES...................................................................55

                                    Schedules
                                   ----------

Schedule A          Addresses for the Transferor and the Shareholders
Schedule 3.4        Asset Allocation
Schedule 5.2        Options, Warrants Etc.
Schedule 5.4(b)     Governmental Consents and Approvals
Schedule 5.4(c)     Non-Governmental Consents and Approvals
Schedule 5.4(d)     Certain Licenses
Schedule 5.5        Financial Statements
Schedule 5.6        Material Adverse Change
Schedule 5.8        Litigation; Compliance with Laws; Licenses
Schedule 5.9(a)     Employee Benefit Plans
Schedule 5.9(b)     Employee Benefit Plans subject to Title IV of ERISA
Schedule 5.10(b)    Leases; Site Issues
Schedule 5.11(a)    Intellectual Property; Rights of Ownership
Schedule 5.12(a)    Liens
Schedule 5.12(b)    Fixed Assets Ledger
Schedule 5.12(c)    Capital Budget
Schedule 5.13(a)    Material Contracts
Schedule 5.13(b)    Defaults
Schedule 5.13(c)    Other Contracts
Schedule 5.14(a)    Subchapter S elections
Schedule 5.14(b)    Tax Proceedings
Schedule 5.16       Environmental Matters
Schedule 5.20       Service and Product Liability Claims
Schedule 5.21       Warranties and Returns Policies; Product Failures or Defects
Schedule 5.22       Assets Utilized in the Business
Schedule 5.23       Insurance Policies
Schedule 5.25       Sales; Sales to Customers; Suppliers and Distributors
Schedule 5.27       Bank Accounts
Schedule 5.28       Directors, Officers, Certain Employees
Schedule 5.29       Year 2000
Schedule 6.2(a)     MedSource Stockholders
Schedule 7.4(b)     Request for Waiver of Corporate Tax Lien
Schedule 7.13(a)    Employees

                                    Exhibits
                                    --------

Exhibit 7.13(g)     Form of Plan Assumption
Exhibit 7.16        Form of Robert Coughlin Employment Agreement
Exhibit 7.17A       Form of Stockholders Agreement
Exhibit 7.17B       Form of Registration Rights Agreement
Exhibit 7.21(a)     Form of Lease Assignment
Exhibit 7.21(c)     Form of Landlord-Lender Agreement
Exhibit 8.1(l)      Form of Bill of Sale, Assignment and Assumption Agreement

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                           Dated as of March 24, 1999
                           --------------------------

          The parties to this Asset Contribution and Exchange Agreement (this "Agreement") are MedSource Technologies, Inc., a Delaware corporation ("MedSource"), The MicroSpring Company, LLC, a Delaware limited liability company (the "Transferee"), The MicroSpring Co., Inc., a Massachusetts corporation (the "Transferor"), and George Fowle, William S. Hodgson, Paul J. Dobson, James F. Marten, David G. Lubrano, Katherine Griswold, Mary Dashiell, Julie Parsons, Donald E. Milley, Louisa J. Dekkers, Joseph Keller, Robert F. Coughlin, Benjamin B. Brock, Patricia A. Van Blarcom, William T. McDonough, Kevin K. Gee, Carmine Sammarco and In Sup Choi, M.D., who will collectively own all of the outstanding capital stock of the Transferor on the Closing Date (collectively, the "Shareholders").

                                    Recitals
                                    --------

     A. The Transferor is engaged in the business of designing, developing, manufacturing and marketing wire formed and microspring-based components and wire formed and microspring-based completed devices and related products and services (collectively, the "Business").

     B. The Transferee desires to acquire from the Transferor, and the Transferor desires to contribute to the Transferee, all of the Transferor's assets and properties relating to the Business in consideration for the payment of cash and Common Stock (as defined in section 3.1) and the assumption of the liabilities specified below, on the terms and subject to the conditions set forth herein.

     C. The transactions contemplated by this Agreement are an integral part of a single transaction pursuant to which MedSource is raising money and acquiring its initial business (directly or indirectly), including the Acquired Assets (as defined section 1.1).

                                    Agreement
                                    ---------

          The parties agree as follows:

1. Contribution and Exchange of Assets.

     1.1 Contribution and Exchange. Upon the terms and subject to the conditions
         -------------------------
contained in this Agreement, at the Closing (as defined in section 4), the Transferor shall contribute, exchange, assign, transfer and deliver to the Transferee, and the Transferee shall purchase and accept from the Transferor, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located, that are owned, used or held for use by the

Transferor in or for the Business, as the same shall exist on the Closing Date (as defined in section 4) (collectively, the "Acquired Assets"), free and clear of any and all liens, charges, claims, pledges, security interests or other encumbrances ("Liens") including, without limitation, the following:

          (1) cash, cash equivalents and marketable securities;

          (2) accounts receivable, notes receivable, drafts or other similar instruments;

          (3) inventory, including but not limited to finished goods, work in process, raw materials and supplies;

          (4) prepaid expenses and deposits;

          (5) machinery, equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature, including but not limited to all items set forth on the Transferor's fixed asset ledger attached to this Agreement on Schedule 5.12(b) (collectively, the "Machinery and Equipment");

          (6) office furniture, office equipment, fixtures and other tangible personal property of similar nature (collectively, the "Furniture and Fixtures");

          (7) interests to the extent owned by the Transferor in any patent, copyright, trademark, trade name, brand name, service mark, service name, assumed name, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other proprietary properties or information (collectively, the "Intellectual Property");

          (8) real property interests described in Schedule 5.10(b) to this Agreement together with all buildings, facilities and other improvements thereon and all licenses, leases, rights, privileges and appurtenances thereto including, without limitation, all leases, agreements and other rights to use, occupy or possess, or otherwise with respect to, real property or machinery, equipment, vehicles, and other tangible personal property of similar nature to which the Transferor is a party, and all rights arising under or pursuant to such leases, agreements and rights;

          (9) to the extent not included above, and subject to sections 1.2 and 1.3, the Material Contracts (other than those Material Contracts listed as Excluded Assets) listed on Schedule 5.13 (including, without limitation, the rights under, and proceeds from, any arrangement with Medtronic, Inc. relating to the OEM Agreement between the Transferor and

Medtronic, Inc.) and all Contracts (as defined in section 5.4(a)) that arose in the ordinary course and are not required to be listed on Schedule 5.13 because they are not included in the definition of "Material Contracts" (collectively, the "Assigned Contracts");

          (10) customer and supplier lists, mailing lists, catalogs, brochures and handbooks relating to the Business;

          (11) other books, records, files, contracts, plans, notebooks, production and sales data and other data of the Transferor relating to the Business, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

          (12) the goodwill associated with the Business, the name "MicroSpring" and any and all variations thereof and all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names of the Transferor related to the Business, if any;

          (13) rights related to any portion of the Business or the Acquired Assets, including third party warranties and guarantees and other similar contractual rights, as to third parties held by or in favor of the Transferor, and arising out of, resulting from or relating to the Business or the Acquired Assets; and

          (14) rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Acquired Assets.

     1.2 Excluded Assets. The only assets of the Transferor that the Transferee
         ---------------
is not acquiring hereby (the "Excluded Assets") are:

          (1) the consideration to be delivered to the Transferor pursuant to this Agreement for the Acquired Assets to be sold to the Transferee hereunder and the rights of the Transferor hereunder;

          (2) any and all Contracts other than the Assigned Contracts;

          (3) the rights of the Transferor under the Commercial Lease Agreement, effective February 16, 1999 between Longwater Realty Trust and the Transferor, subject to section 7.21(g);

          (4) any and all employment agreements between the Transferor and its employees;

          (5) the key man life insurance policy of the Transferor with Robert F. Coughlin as the insured;

          (6) the articles of organization, corporate seals, minute books, stock books, Tax Returns (as defined in section 5.14(d)) and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Transferor and/or its operation as a corporation under applicable Laws (as defined in section 5.8(b)); and

          (7) shares of the capital stock of the Transferor.

     1.3 Consents. To the extent that the assignment of any Assigned Contract
         --------
shall require the Consent (as defined in section 5.4(c)) of the other parties thereto or of any third parties, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or of other obligations or commitments of the Transferor. The Transferor shall take any and all action necessary to obtain all such Consents prior to the Closing Date. If any such Consent is not obtained, and the Transferee waives the obtaining of such Consent as a condition precedent hereunder, then the Transferor shall continue such efforts after the Closing Date and until such Consent is obtained and shall cooperate with the Transferee in any arrangement (such as subcontracting, sublicensing or subleasing) requested by the Transferee intended to provide for the Transferee all of the benefits of the Transferor under such Contract.

2. Assumption of Specified Liabilities.

     2.1 Assumption. Upon the terms and subject to all of the conditions
         ----------
contained herein, at the Closing, the Transferee shall assume, and agree to pay, perform and discharge (i) the liabilities of the Transferor that are reflected as "accounts payable," "accrued compensation," "accrued liabilities," "accrued state taxes payable" (only to the extent set forth on Schedule 5.14(b)) and "deferred revenue" on the December 31 Balance Sheet (as defined in section 5.5 and attached to Schedule 5.5 hereto) and not discharged by the Transferor before the Closing and (ii) the obligations and liabilities of the Transferor incurred as "accounts payable," "trade payables," "accrued compensation," "accrued liabilities," "accrued state taxes payable" and "deferred revenue" since December 31, 1998 in the ordinary course of business and that are unpaid as of the Closing Date and related to the ordinary operation of the Business and not in contravention of section 7.1 (all of the foregoing, collectively, the "Assumed Liabilities" and, individually, an "Assumed Liability"), such that the Transferor will incur no liability in connection therewith, and the Transferee shall indemnify the Transferor with respect to and shall hold the Transferor harmless from and against all Assumed Liabilities.

     2.2 Excluded Liabilities. The Transferee is only assuming the liabilities
         --------------------
and obligations of the Transferor expressly set forth in section 2.1. Without limiting the generality of the foregoing, the Transferee shall not be assuming, and the Transferor shall remain responsible for and shall promptly pay, perform and discharge, all of the liabilities and obligations of the

Transferor other than the Assumed Liabilities (the "Excluded Liabilities") such that the Transferee will incur no liability in connection therewith, and the Transferor shall indemnify the Transferee with respect to and shall hold the Transferee harmless from and against all such Excluded Liabilities, including but not limited to the following:

          (1) any obligation or liability of the Transferor arising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained herein;

          (2) any obligation or liability of the Transferor to the extent the same arose prior to the Closing pursuant to any federal, state or local Laws, whether relating to the environment, the health and safety standards applicable to employees, employee benefit plans, wage and hour Laws or other labor related matters or otherwise;

          (3) any obligation or liability of the Transferor to the extent that the Transferor shall be indemnified by an insurer;

          (4) any expenses of the Transferor incurred in connection with the transactions contemplated hereunder (including but not limited to fees and expenses of finders, investment bankers, business brokers, attorneys and accountants), it being understood that all such expenses shall be paid by the Transferor out of the Excluded Assets or the consideration to be delivered to the Transferor pursuant to this Agreement for the Acquired Assets to be exchanged with the Transferee hereunder, and not out of any of the Acquired Assets;

          (5) any obligations relating to an Excluded Asset;

          (6) any liability for Taxes (as defined in section 5.14(d)) of the Transferor with respect to any period on or prior to the Closing Date, except for "accrued corporate state taxes" included as Assumed Liabilities;

          (7) any indebtedness for borrowed money or any guaranty thereof, including, without limitation, any and all obligations of the Transferor under any capitalized leases;

          (8) any amount due to any Shareholder or Affiliate;

          (9) any pension, profit-sharing or workmen's compensation or other employee benefit or post retirement plan and any liability or obligation arising thereunder;

          (10) any liability or obligation for, with respect to, related to or arising out of any goods sold, shipped or delivered by the Transferor prior to Closing, including but not limited to any liability as a result of any injury to persons or property;

          (11) any liability for, or obligation under, any options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Transferor to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interests of any kind whatsoever or securities convertible into or exchangeable for securities or equity interests, including, without limitation, any and all of the foregoing that may convert into an equity interest of a successor to the Transferor; and

          (12) all claims of employees arising out of events, conditions and circumstances existing or occurring prior to Closing, including, but not limited to, medical and health claims and disability claims.

3.   Consideration; Payment.

     3.1 Consideration. As consideration (the "Consideration") for the
         -------------
contribution, exchange, assignment, transfer and delivery of the Acquired Assets by the Transferor to the Transferee, and upon the terms and subject to the conditions contained herein, the Transferee shall assume the Assumed Liabilities and shall pay, in the manner set forth in section 3.2, an aggregate amount as follows: (a) $5,050,000 (the "Cash Consideration") by wire transfer of immediately available funds to an account designated in writing by the Transferor at least three days prior to the Closing and (b) 42,500 shares (the "Shares") of the common stock, par value $.01 per share, of MedSource ("Common Stock").

     3.2 Payment.
         -------

          (1) At the Closing, the Transferee shall deliver to the Transferor (i) the Cash Consideration and (ii) certificates representing the Shares.

          (2) In the event that (i) the Transferor purchases any equipment, intellectual property or other assets from any Shareholder or any Affiliate (as defined in section 5.15) of any Shareholder pursuant to section 7.18, then the Cash Consideration delivered to the Transferor shall be reduced by an amount equal to the amount of cash or value of property paid to such Shareholders or such Affiliates, if any, or (ii) the Massachusetts Department of Revenue informs the Transferee that the Transferor owes any Taxes, then the Cash Consideration delivered to the Transferor shall be reduced by the amount of Taxes that such state informs the Transferee are owed by the Transferor and such amount on behalf of the Transferor shall be paid to such state by the Transferee.

          (3) Any indemnification payment under this Agreement shall be treated as an adjustment to the Consideration.

     3.3 Transfer Taxes. All sales, use, transfer, excise and similar taxes
         --------------
imposed by any state, county, local or other governmental entity or Taxing Authority (as defined in section 5.14(b)) as a result of the transfer of the Acquired Assets hereunder shall be duly and timely paid by the Transferor. The Transferor shall duly and timely file all Tax Returns in connection with such Taxes. The Transferor shall give a copy of each such Tax Return to the Transferee for its review with sufficient time for incorporation of the Transferee's comments prior to filing, and shall give the Transferee a copy of the Tax Return as filed, together with proof of payment of the Tax shown thereof, promptly after filing. At or prior to the Closing, the Transferee shall deliver to the Transferor (i) a properly completed and executed Massachusetts Sales Tax Resale Certificate, Form ST-4, indicating that it holds a valid Massachusetts Sales tax registration and that the Acquired Assets which constitute inventory of the Transferor are being acquired by the Transferee for resale and (ii) a properly completed and executed Massachusetts Exempt Use Certificate, Form ST-12, relating to the acquisition of the Acquired Assets that constitute machinery and equipment to be used directly and exclusively in the actual manufacture of tangible personal property to be sold hereunder; provided,
                                                                       --------
however, that if, notwithstanding the foregoing clause (i), the Transferee is
-------
unable to deliver to the Transferor by the Closing a properly completed and executed Form ST-4, the Transferee shall (x) deliver to the Transferor by the Closing a letter in which the Transferee represents that the Transferee is acquiring such inventory for resale in the ordinary course of its business, (y) provide to the Transferor a copy of such Form ST-4 as soon as practicable after the Closing and (z) indemnify the Transferor pursuant to this Agreement if the transfer of any such inventory to the Transferee hereunder is subject to Massachusetts sales tax.

     3.4 Allocation of Consideration.
         ---------------------------

          (1) MedSource, the Transferee and the Transferor hereby agree that the Consideration shall be allocated among the Acquired Assets in accordance with
Schedule 3.4. MedSource, the Transferee, the Transferor and the Shareholders (i) shall be bound by such allocation for all purposes, including determining any Tax resulting from the transfer of the Acquired Assets, (ii) shall prepare and file all Tax Returns, including the information required under Treasury Regulation Section 1.351-3 (the "Section 351 Schedule"), in a manner consistent with such allocations, and (iii) shall not take any position inconsistent with such allocations in any Tax Return, any proceeding before any Taxing Authority or otherwise. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status of such question, audit or dispute and the resolution thereof.

          (2) MedSource, the Transferee and the Transferor shall duly and timely file their respective Tax Returns containing the Section 351 Schedule in accordance with this section 3.4. Each of MedSource, the Transferee and the Transferor shall furnish a copy of the Section 351 Schedule filed by it to the other promptly after filing.

          (3) Within 60 days after the Closing, the Shareholders shall cause the Transferor to, and the Transferor shall, deliver to the Transferee a schedule that sets forth the true, complete and correct tax basis of each Acquired Asset in the hands of the Transferor immediately prior to the Closing.

4. Closing. The closing (the "Closing") of the transactions contemplated by this
   -------
Agreement shall take place at the offices of the Transferee's counsel in New York City, at 10:00 a.m. local time (i) on or before April 30, 1999, (ii) or at such other date and time on which all the conditions set forth in section 8 of this Agreement are satisfied or (iii) on such date on or before April 30, 1999 on which the Transferee informs the Transferor in writing that such Closing shall take place and all of the conditions set forth in section 8 of this Agreement are satisfied (the "Closing Date").

5. Representations and Warranties of the Transferor and the Shareholders.

     The Transferor represents and warrants to MedSource and the Transferee, and the Shareholders severally (and not jointly) represent and warrant to MedSource and the Transferee, as follows:

     5.1 Organization. The Transferor is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Transferor is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Transferor has delivered to the Transferee true, correct and complete copies of the Transferor's articles of organization and bylaws, as currently in effect. The Transferor is not in violation of any term of its articles of organization or bylaws, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable thereto or to which it is a party.

     5.2 Capitalization. The Shareholders are the only shareholders of the
         --------------
Transferor and collectively own all of the issued and outstanding capital stock of the Transferor of record and beneficially, free and clear of all Liens. The Transferor does not own any shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity. Except as set forth on
Schedule 5.2, there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Transferor or any of the Shareholders to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Transferor or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Transferor to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Transferor or (iii) voting trusts, proxies or similar agreements to which the Transferor or any of the Shareholders is a party with respect to the voting of the capital stock of the Transferor.

     5.3 Authorization; Validity of Agreement. Each of the Transferor and the
         ------------------------------------
Shareholders has the requisite capacity and authority to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement, including but not limited to, any item referred to in section 9 (collectively, with this Agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by each of the Transferor and the Shareholders party thereto and is a valid and binding obligation of each of the Transferor and the Shareholders, enforceable against each of the Transferor and the Shareholders in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     5.4 No Violations; Consents and Approvals.
         -------------------------------------

          (1) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by each of the Transferor and the Shareholders parties thereto do not, and the consummation by each of the Transferor and the Shareholders of the transactions contemplated hereby and thereby will not, (i) violate any provision of the articles of organization or bylaws of the Transferor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which either the Transferor or any Shareholder is a party or by which any of the properties or assets of the Transferor or any Shareholder may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Transferor or any Shareholder or any of their respective properties or assets.

          (2) No prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency, including but not limited to the United States Food and Drug Administration (the "FDA"), the United States Health Care Financing Administration ("HCFA") and any foreign, state or local agency with authority or responsibility similar to that of the FDA or HCFA (a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Transferor or any

Shareholder is a party or the consummation by the Transferor or any Shareholder of the transactions contemplated hereby and thereby, except for such filings, registrations, notifications, authorizations, consents and approvals as are set forth on Schedule 5.4(b) hereof.

          (3) No prior or subsequent filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in section 5.4(b), "Consents") of any individual or entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Transferor, any Shareholder or any other shareholder of the Transferor is a party or the consummation by the Transferor, any Shareholder or any other shareholder of the Transferor of the transactions contemplated hereby and thereby, except for such Consents as are set forth on
Schedule 5.4(b) or (c) hereof.

          (4) Schedule 5.4(d) sets forth a list of all licenses, permits, filings, qualifications, registrations, franchises, certifications, authorizations and similar credentials and documents from any Governmental Entity or any private licensing or certifying organization (collectively, "Licenses") that the Transferor now holds, or at any time since December 31, 1995 held, in connection with its business, including but not limited to any Licenses from the FDA with respect to the qualification of the Transferor's facilities under "good manufacturing practices" requirements and any Licenses pertaining to ISO 9000 or ISO 9002 certification. The Transferor makes no representation as to the transferability of any of its Licenses. However, no License is at risk of being forfeited, canceled or not renewed and no fact or circumstance relating to the Transferor's business activities, personnel, products or facilities would cause any License to be forfeited, canceled or not renewed. Except as set forth on Schedule 5.4(d), since December 31, 1995, neither the FDA nor any similar Governmental Agency has issued any "483 reports" or similar reports, findings or citations and there are no outstanding matters with respect to any such "483 reports" or similar reports, findings or citations.

     5.5 Financial Statements. Attached to Schedule 5.5 are true, correct and
         --------------------
complete copies of the balance sheet of the Transferor as of December 31, 1998 (the "December 31 Balance Sheet"), together with the related statements of operations and cash flows for the year ended December 31, 1998, and the balance sheets of the Transferor as of December 31, 1996 and 1997, together with the related statements of operations and cash flows (including the related notes) for the two fiscal years then ended (all of the foregoing, the "Financial Statements"). The foregoing financial statements for the years ended December 31, 1996 and 1997 have been audited by PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand L.L.P.). The Financial Statements have been derived from, and agree with, the books and records of the Transferor and fairly present the financial position of the Transferor as of the respective dates thereof and the results of operations of the Transferor for the respective periods set forth therein. Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles as of the date of this Agreement ("GAAP") as of the dates and for the periods involved.

     5.6 No Material Adverse Change. Except as disclosed on Schedule 5.6, since
         --------------------------
December 31, 1997, (a) no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the Business, Acquired Assets or Assumed Liabilities, or on the condition (financial or otherwise), results of operations or prospects of the Transferor or the Business (a "Material Adverse Effect"); and (b) the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, since December 31, 1997, the Transferor has not (i) made any change in any method of accounting or accounting practice, principle or policy used by the Transferor, (ii) incurred any indebtedness, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (iii) made any change or modification in any manner of the Transferor's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or
(C) payment policies, procedures and practices with respect to accounts payable.

     5.7 No Undisclosed Liabilities.
         --------------------------

          (1) The Transferor does not have, and as of the Closing will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against in the balance sheets referred to in section 5.5; or (ii) were incurred since December 31, 1997 in the ordinary course of business, none of which, individually or in the aggregate, is material to the business, operations, condition or prospects of the Business.

          (2) The accounts payable of the Transferor set forth in the balance sheets referred to in section 5.5 or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business and have been paid
   ---- ----
or are not yet due and payable as at the Closing Date, in accordance with the respective invoices relating thereto.

     5.8 Litigation; Compliance with Law; Licenses.
         -----------------------------------------

          (1) Except as set forth on Schedule 5.8, there is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge of the Transferor and each of the Shareholders, is there any investigation or Proceeding threatened, that involves or affects the Transferor or the Business, by or before any Governmental Entity, court, arbitration panel or any other Person.

          (2) Except as disclosed under "Site Issues" on Schedule 5.10(b), the Transferor and the Business have, and on the Closing Date will have, complied with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, the manufacture, sale, lease, import and export of medical devices and equipment and components thereof, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 5.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1995, the Transferor has not received any notice of any violation of any Law.

          (3) Each of the Transferor and the Business has every License, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "Permit") required for it to conduct its business as presently conducted. All such Licenses and Permits are in full force and effect and neither the Transferor nor any Shareholder has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of the Transferor and each of the Shareholders, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Permit will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     5.9 Employee Benefit Plans; ERISA.
         -----------------------------

          (1) Schedule 5.9(a) lists each "employee benefit plan" (as defined in Section 3(3) of ERISA), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Transferor or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Transferor (the "Plans"). The Transferor has heretofore delivered to the Transferee true, correct and complete copies of each of the Plans, including all amendments to date.

          (2) Each of the Plans that is subject to ERISA complies with ERISA and the applicable provisions of the Code and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a timely determination letter from the Internal Revenue Service that it is so qualified and neither the Transferor nor any Shareholder knows of any facts or circumstances that would materially adversely affect such qualification prior to and including the close of business on the day immediately preceding the Closing Date. Except as set forth in Schedule 5.9(b), none of the Plans is subject to Title IV of ERISA. No "reportable event", as such term is defined in Section 4043(c) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Board ("PBGC") has not been waived), has occurred with respect to any Plan. There are no pending or, to the best knowledge of each of the Transferor and the Shareholders, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Transferor beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

          (4) With respect to each Plan, neither the Transferor, any Shareholder nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that would subject the Transferor or the Transferee to any taxes, penalties or other liabilities under Section 4975 of the Code and the regulations thereunder or
Section 409 or 502(i) of ERISA.

          (5) The Transferor has complied with the notice and continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Transferor for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of ERISA.

          (6) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Section 412(a) of the Code), whether or not waived.

          (7) Neither the Transferor nor any ERISA Affiliate has incurred or would incur a "complete withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Transferor or any ERISA Affiliate under such Plan.

     5.10 Real Property.
          -------------

          (1) The Transferor owns no real property.

          (2) Schedule 5.10(b) sets forth a list and description of all real property leases and subleases under which the Transferor is tenant or subtenant (the "Leases"), including the date of the Lease, the premises demised thereunder, the name of the lessee and lessor, the commencement date and expiration date of the Lease and the annual rent payable by the lessee under the Lease. As used herein, the term "Leased Real Property" shall mean the real property demised by the Leases.

          (3) The Transferor has heretofore delivered to the Transferee true, correct and complete copies of the Leases. Each of the Leases is in full force and effect and is enforceable in accordance with its terms. The Transferor is in possession of and quietly enjoys the Leased Real Property applicable to it and the Transferor has a valid and enforceable leasehold interest, subject to no Liens except such immaterial easements and rights-of-way, none of which interferes with the operation of the business as currently conducted by the Transferor. No event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default under any Lease. The Transferor has not entered into any assignment of any Lease or sublease, sublease of all or any portion of any Leased Real Property and, to the knowledge of the Transferor and the Shareholders, no person has any right to occupy the Leased Real Property other than the Transferor.

          (4) With respect to the Leased Real Property (i) there is a right of ingress and egress to public thoroughfares to and from the Leased Real Property,
(ii) the Leased Real Property has adequate water supply and sewer service for the Transferor's present use thereof.

          (5) All licenses, permits and certificates of occupancy (the "Approvals"), in connection with the Transferor's use, occupancy and maintenance of the Leased Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred by the Transferor. There is no alteration, improvement or change in use of any Leased Real Property that would require any new Approvals or amendment of an existing Approval. The condition and use of the Leased Real Property conforms to each Approval. Except as set forth on Schedule 5.10(b), the Transferor is in compliance with all Laws including, without limitation, those relating to zoning, building and land use restrictions that are applicable to any portion of the Leased Real Property.

          (6) The Leased Real Property is in good condition and repair and adequate for the conduct of the business of the Transferor as presently and proposed to be conducted, and there are no defects in the same that would hinder or impair the business and operations of the Transferor.

          (7) Neither the Transferor nor any Shareholder has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Leased Real Property, and, to the best knowledge of each of the Transferor and the Shareholders, there are no outstanding requirements or recommendations from any of the foregoing.

          (8) There has been no damage to any portion of the Leased Real Property within the last 24 months caused by fire or other casualty that has not been repaired.

     5.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (1) Schedule 5.11(a) lists all Intellectual Property that is owned by the Transferor or any other Person and used by the Transferor in the operations of the Business, and other than as described on Schedule 5.11(a), there are no pending or threatened claims by any Person relating to the Transferor's use of any Intellectual Property. Except as described on Schedule 5.11(a), the Transferor has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Transferor to conduct its business and the Transferor is not obligated to pay any royalty or similar fee to any Person in connection with the Transferor's use or license of any of the Intellectual Property.

          (2) The Transferor has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software, that are used by the Transferor and that are material to the conduct of the Business as currently conducted. None of the Transferor's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     5.12 Title to Acquired Assets; Capital Budget.
          ----------------------------------------

          (1) The Transferor has good and marketable title to the Acquired Assets, including, without limitation, all assets shown on the Financial Statements, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable, (ii) inventories sold since the date of the Financial Statements in the ordinary course of business and consistent with past practice and (iii) Liens disclosed on Schedule 5.12(a). At the Closing, the Transferor will have caused each Lien referred to on Schedule 5.12(a) (other than Liens relating to leased equipment) to have been terminated, and the Transferee will obtain good and marketable title to all of the Acquired Assets free and clear of all Liens.

          (2) All items of machinery, equipment, tooling and other tangible personal property owned or leased by the Transferor and used in the conduct of its business (other than items of inventory) are listed on Schedule 5.12(b) (collectively, the "Personal Property"). The Personal Property conforms in all respects to all requirements of applicable Laws. All of the items of machinery, equipment and tooling included within the Personal Property are fully operational and operating in the ordinary course of the Transferor's business, as applicable, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Transferor's business as previously conducted and as proposed to be conducted and are capable of manufacturing the products of the Transferor's business on an efficient and profitable basis.

          (3) Schedule 5.12(c) includes a true, correct and complete capital budget of the Transferor for the fiscal year ending December 31, 1999. Except as set forth on Schedule 5.12(c), no capital expenditures are contemplated by the Transferor for the Business.

     5.13 Material Contracts.
          ------------------

          (1) Schedule 5.13(a) sets forth a true, complete and correct list of every Contract that (i) provides for aggregate future payments by the Transferor or to the Transferor of more than $50,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Transferor with any Shareholder, or an officer, director or key employee of the Transferor; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Transferor to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Transferor; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Transferor or the Business from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Transferor; (viii) involves an agreement or any other Contract providing for payments from the Transferor to any other Person, or by any Person to the Transferor, based on sales, purchases or profits, other than direct payments for goods; or (ix) any other Contract that is material to the rights, properties, assets, business or operations of the Transferor or the Business (the foregoing, collectively, "Material Contracts"). The Transferor has heretofore provided true, complete and correct copies of all Material Contracts to the Transferee.

          (2) (i) Except as described on Schedule 5.13(b), there is not, and to the best knowledge of each of the Transferor and the Shareholders there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Transferor or, to the best knowledge of each of the Transferor and the Shareholders, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that shall have been obtained prior to the Closing and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Transferee.

          (3) Except as set forth on Schedule 5.13(c), the Contracts (other than Material Contracts) to which the Transferor is a party do not involve the payment by the Transferor thereunder of more than $50,000 per year in the aggregate (excluding purchase orders received from customers in the ordinary course for the sale of products at standard prices) and are not otherwise material, individually or in the aggregate, to such Transferor or the Business.

     5.14 Taxes.
          -----

          (1) The Transferor elected to be treated as an "S" corporation for federal income Tax purposes effective for its taxable year beginning January 1, 1987, and such election is effective for each year thereafter up to and including the Closing Date.
Schedule 5.14(a) hereto sets forth each other jurisdiction for which the Transferor has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth on Schedule 5.14(a), each such election is effective for each year from its effective date up to and including the Closing Date.

          (2) (i) The Transferor has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by or on behalf of the Transferor or that include or relate to any Acquired Asset or the Business, which Tax Returns are true, correct and complete in all material respects, and (B) duly and timely paid in full or caused to be paid in full all Taxes shown to be due on such Tax Returns. The Transferor has recorded a provision for such payment on the Financial Statements and on the books and records of the Transferor in accordance with GAAP for the payment of, all such Taxes that are not yet due and payable.

               (ii) The Transferor has duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities.

               (iii) Except as set forth on Schedule 5.14(b), no audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is currently ongoing or, to the best knowledge of the Transferor and each of the Shareholders, proposed, with regard to any Tax or Tax Return referred to in clause (i) above, and, to the best knowledge of the Transferor and each of the Shareholders, no Taxing Authority is contemplating such a Tax Proceeding and there is no basis for any such Tax Proceeding that would have Material Adverse Effect on the Tax basis of any Acquired Asset.

               (iv) There is no Lien for any Tax upon any of the Acquired Assets or the Business, except for Taxes not yet due and payable.

               (v) There is no outstanding request for a ruling from any Taxing Authority, or any request or consent to change a method of accounting, that could have a Material Adverse Effect on the Tax basis of any Acquired Asset.

               (vi) None of the Acquired Assets is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or
(h), respectively, of the Code or any similar provision of applicable Law.

               (vii) None of the Acquired Assets is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of those "safe harbor" leasing provisions or any similar provision of applicable Law.

               (viii) No claim has ever been made by a Taxing Authority in a jurisdiction where the Transferor has not paid any Tax or filed Tax Returns relating to the Business or any Acquired Asset asserting that the Transferor is or may be subject to Tax in such jurisdiction.

               (ix) The Transferor is not required to include any adjustment under Section 481 of the Code (or any similar provision of applicable Law) in income for any period ending after the Closing Date. The Transferor uses the accrual method of accounting (within the meaning of Treasury Regulation Section 1.446-1(c)(ii)) for determining each of its items of income and deduction in computing its taxable income.

               (x) None of the Assumed Liabilities constitutes an agreement, contract or arrangement that could not be deductible by reason of Section 280G or 404 of the Code.

          (3) The Transferor has provided to the Transferee true, complete and correct copies of (i) all Tax Returns relating to, and (ii) all reports, correspondence and documents relating to, each proposed adjustment, if any, made by any Taxing Authority with respect to any taxable period ending after December 31, 1993.

          (4) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise,
                 -- -------
employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee, including without limitation as a transferee under Section 6901 of the Code or any similar provision of applicable Law, as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     5.15 Affiliated Party Transactions. Except for obligations arising under
          -----------------------------
this Agreement, immediately following the Closing, the Transferor will not have, directly or indirectly, any obligation to or claim against the Business and no Shareholder or any of such

Shareholder's immediate family or Persons controlled by or are under common control with such Shareholders or such Shareholder's immediate family (collectively, "Affiliates") will have, directly or indirectly, any obligation to or cause of action or claim against the Transferor, except by virtue of their holding shares of the common stock of the Transferor, or the Business, except by virtue of their holding shares of Common Stock.

     5.16 Environmental Matters. To the knowledge of the Transferor and the
          ---------------------
Shareholders, except as set forth on Schedule 5.16:

          (1) The Transferor is in compliance with, and the Business has been conducted in compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (2) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., is on or ever was listed or is
                                     -- ---
proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or on any similar state list of sites requiring
                    -- ---
investigation or cleanup;

          (3) Neither the Transferor nor any Shareholder has received any notice
(i) alleging, or giving notice of, any liability or any potential liability under any Environmental Law or (ii) that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Transferor is not in material compliance with any Environmental Law;

          (4) there has been no Release (as defined below) at, from, in, to, on or under any Site caused by the acts or omissions of the Transferor, and to the knowledge of the Transferor and the Shareholders, no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Transferor;

          (5) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (6) the Business has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (7) there are no past or pending, or to the best knowledge of each of the Transferor and the Shareholders threatened, Environmental Claims against the Transferor or, with respect to the Business, the Transferor or the Acquired Assets, the Shareholders, and neither the Transferor nor any Shareholder is aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Business or the Transferor;

          (8) neither the Transferor, any predecessor of the Transferor, nor any entity previously owned by the Transferor, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Transferor;

          (9) there are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment, (iii) asbestos containing material, (iv) "recognized environmental conditions" as that term is used in ASTM E-1527-97, and (v) "environmental issues or conditions" as that term is used in ASTM E-1527-97 section 12, at any Site; and

          (10) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Transferor with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Transferee prior to execution of this Agreement.

          (11) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Transferor, any predecessors of the Transferor or any entities previously owned by the Transferor, including all soil, subsoil, surface waters and groundwater thereat.

     5.17 No Brokers. Neither the Transferor nor any Shareholder has employed,
          ----------
or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

     5.18 Receivables. All accounts receivable of the Transferor have arisen,
          -----------
and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Transferor's business consistent with past practice and established in the ordinary course of such Transferor's business consistent with past practice. Each of the accounts receivable of the Transferor either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable.

     5.19 Inventories. As reflected on the Financial Statements, the inventories
          -----------
of the Transferor have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials, materials of below standard quality and excess materials has been written down in accordance with GAAP, consistently applied. Except as reflected in the December 31 Balance Sheet referred to in section 5.5, the inventories of the Transferor contain no amount of items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. Except as described on Schedule 5.21, the Transferor is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     5.20 Product Claims. No product liability claim is pending, or to the best
          --------------
knowledge of each of the Transferor and the Shareholders threatened, against the Transferor or against any other party with respect to the products of the Business. Schedule 5.20 lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Transferor (or in respect of which the Transferor or any Shareholder has received notice) with respect to the products of the Business or the Transferor during the last five years. Claims not listed on Schedule 5.20 do not aggregate more than $20,000.

     5.21 Warranties and Returns. Schedule 5.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Transferor with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. There is not presently, nor has there been since December 31, 1995, any failure or defect in any product sold by the Transferor that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of defective goods of the Transferor in excess of $450,000 in the aggregate for all such transactions with respect to products sold by it since December 31, 1996.

     5.22 Assets Utilized in the Business. The assets, properties and rights
          -------------------------------
owned, leased or licensed by the Transferor or used in connection with the Business and that will be owned, leased or licensed by the Transferor as of the Closing Date, and all the agreements to which the Transferor is a party, constitute all of the properties, assets and agreements necessary to the Transferor in connection with the operation and conduct by the Transferor of the Business as presently conducted. Included in Schedule 5.22 are all services provided by each Shareholder to the Transferor and all other arrangements involving each Shareholder and the Transferor that are not included in the Acquired Assets.

     5.23 Insurance. Schedule 5.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Transferor, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are with insurance companies that are financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all requirements of law and of all applicable agreements; and (iii) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to the Transferee. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 31, 1995, the Transferor has not been denied any insurance coverage which it has requested.

     5.24 Delivery of Documents; Corporate Records. The Transferor has
          ----------------------------------------
heretofore delivered to the Transferee true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 5 or in the Schedules to this Agreement and copies of the minute and stock record books of the Transferor. The minute and stock record books of the Transferor, except as noted therein, contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and any committee thereof) and the stockholders of the Transferor since the date of its incorporation.

     5.25 Customers, Suppliers and Distributors. Schedule 5.25 sets forth (i)
          -------------------------------------
the sales of the Transferor for the fiscal years ended December 31, 1997 and 1998, (ii) the ten customers with the highest dollar volume of purchases from the Transferor during each of those periods indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers and the ten largest distributors of the Transferor during each of those periods. Except as set forth on Schedule 5.25, there has not been any adverse change in the business relationship of the Transferor with any such customer, supplier or distributor, and neither Transferor nor any Shareholder is aware of any threatened loss of any such customer, supplier or distributor.

     5.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, to the best knowledge of the Transferor and each of the Shareholders, threatened with respect to the employees of the Transferor; to the best knowledge of the Transferor and each of the Shareholders, no representation questions exist; there is no collective bargaining agreement binding on the Transferor and there is no agreement which restricts the Transferor from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Transferor's business, or the financial condition or prospects of the Transferor, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Transferor has not experienced any work stoppage during the last five years.

     5.27 Bank Accounts. Schedule 5.27 sets forth the names and locations of all
          -------------
banks, depositories and other financial institutions in which the Transferor has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     5.28 Directors, Officers and Certain Employees. Schedule 5.28 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Transferor who is a party to an employment agreement with the Transferor or who received annual compensation during the Transferor's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. Neither the Transferor nor any Shareholder is aware of any employee in the Transferor's senior management who intends to terminate his or her employment relationship with the Business, either as a result of the transactions contemplated hereby or otherwise.

     5.29 Year 2000. Upon completion of the plan set forth on Schedule 5.29, all
          ---------
of the Transferor's equipment, systems, software, data and databases (other than data provided to it by its customers) (collectively, the "Systems") are Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing;
(ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data;

and (iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

     5.30 No Misstatements or Omissions. No representation or warranty by the
          -----------------------------
Transferor or any Shareholder contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Transferee or hereafter furnished to the Transferee pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     5.31 Investment Undertaking. Each Shareholder and the Transferor
          ----------------------
acknowledge that the shares of Common Stock to be issued to the Transferor pursuant to this agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). Each Shareholder and the Transferor acknowledge that the Transferor is acquiring such shares for the Transferor's own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. Each Shareholder and the Transferor acknowledge that the Transferor understands that Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year. Each Shareholder and the Transferor acknowledge that the Transferor understands that it must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available.

     5.32 Size of Person for Purposes of HSR Act. Capitalized terms used in this
          --------------------------------------
section 5.32, but not otherwise defined herein are used as defined in the rules adopted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (said act and rules, collectively, the "HSR Act"). Financial information described in this section 5.32 is to be determined in accordance with the HSR Act. As of the date hereof and as of the Closing Date:

          (1) The only outstanding class of Voting Securities (excluding Convertible Voting Securities) of the Transferor is common stock, par value $.01 per share ("Transferor Common Stock"). No Person is the record or beneficial owner of shares of Transferor Common Stock constituting 50% or more of all of the shares of Transferor Common Stock outstanding (excluding shares of Transferor Common Stock issuable upon conversion of Convertible Voting Securities that will not be issued on or prior to the Closing Date). There is no shareholders' agreement or other arrangement whereby any Person has the right to designate 50% or more of the directors of the Transferor. The Transferor is its own sole Ultimate Parent Entity.

          (2) The Transferor does not Control any other Entity.

          (3) The worldwide, consolidated annual net sales of the Transferor for its most recent full fiscal year were less than $100,000,000. The worldwide, consolidated total assets of the Transferor, as reflected on the Transferor's most recent regularly prepared balance sheet, were less than $100,000,000.

6. Representations and Warranties of the MedSource and Transferee. MedSource and
   --------------------------------------------------------------
the Transferee jointly and severally represent and warrant to the Transferor and each Shareholder as follows (the term "Subsidiary" as used in the Agreement shall mean each wholly-owned subsidiary of MedSource, whether direct or indirect):

     6.1 Organization. The Transferee is a limited liability company duly
         ------------
organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. MedSource is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. Each Subsidiary other than the Transferee is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. The Transferee and MedSource are each duly qualified or licensed to do business as a foreign limited liability company or corporation, as the case may be, and are in good standing in each jurisdiction in which the nature of the business conducted by them makes such qualification or licensing necessary. The Transferee has heretofore delivered to the Transferor true, complete and correct copies of its certificate of formation and limited liability company agreement as currently in effect, and true, complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Subsidiary as currently in effect true, correct and complete copies of the certificate of incorporation and bylaws of MedSource as currently in effect. Neither MedSource nor any Subsidiary is in violation of any term of its certificates of organization or by-laws (or similar organizational documents), or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable thereto or to which it is a party.

     6.2 Capitalization.
         --------------

          (1) Schedule 6.2(a) sets forth a complete list of all holders of shares of Common Stock of MedSource and the number and class of shares that will be held by each on the Closing Date and a description of the number of shares of other classes or series of stock to be issued on such date. On the date hereof, the holders of shares of Common Stock listed on Schedule 6.2(a) collectively own all of the issued and outstanding capital stock of MedSource of record and beneficially. On the date hereof, except as set forth on Schedule 6.2(a), there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating MedSource or any Subsidiary to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of MedSource or any Subsidiary to repurchase, redeem or otherwise acquire any capital stock or equity interest of MedSource or any Subsidiary or (iii) voting trusts, proxies or similar agreements to which MedSource or any Subsidiary is a party with respect to the voting of any equity interests.

          (2) Each of the subsidiaries of MedSource is a wholly-owned subsidiary of MedSource, either directly or indirectly.

     6.3 Authorization; Validity of Agreement. The Transferee and MedSource each
         ------------------------------------
have the requisite limited liability company or corporate power and authority, as the case may be, to execute, deliver and perform this Agreement and each other agreement executed or to be executed by them pursuant to the terms of this Agreement, including, without limitation, any item referred to in section 9 (collectively, the "MedSource Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Transferee of this Agreement and the other MedSource Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the manager of the Transferee, and no other proceedings on the part of the Transferee are necessary to authorize the execution, delivery and performance of this Agreement and the other MedSource Agreements to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by MedSource of the MedSource Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of MedSource, and no other proceedings on the part of MedSource are necessary to authorize the execution, delivery and performance of the MedSource Agreements to which MedSource is a party and the consummation of the transactions contemplated thereby. This Agreement and each other MedSource Agreement to which the Transferee is a party has been duly executed and delivered by the Transferee and, assuming due authorization, execution and delivery of this Agreement and each other MedSource Agreement by the Transferor and each Shareholder party thereto, is a valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally. Each MedSource Agreement to which MedSource is a party has been duly executed and delivered by MedSource and, assuming due authorization, execution and delivery of each such MedSource Agreement by the Transferor and each Shareholder party thereto, is a valid and binding obligation of MedSource, enforceable against MedSource in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

     6.4 No Violations; Consents and Approvals.
         -------------------------------------

          (1) The execution, delivery and performance of this Agreement and the MedSource Agreements by the Transferee and MedSource, as the case may be, do not, and the consummation by the Transferee and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of formation or limited liability company agreement of the Transferee or the certificate of incorporation or Bylaws of MedSource, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which the Transferee or MedSource is a party or by which the Transferee or MedSource or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Transferee or MedSource or any of their respective properties or assets.

          (2) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or Person is required in connection with the execution, delivery and performance of this Agreement or the other MedSource Agreements by the Transferee or MedSource or the consummation by the Transferee or MedSource of the transactions contemplated hereby and thereby, except filings as may be required under state and federal securities laws to give effect to the registration rights granted under the Registration Rights Agreement (as defined in section 7.17).

     6.5 No Material Adverse Change. Since December 31, 1998, (a) no event,
         --------------------------
condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the business, assets or liabilities, or on the condition (financial or otherwise), results of operations or prospects of MedSource and the Subsidiaries, taken as whole; and (b) the business of MedSource and the Subsidiaries, taken as a whole, have been conducted in the ordinary course and consistent with past practice.

     6.6 Litigation; Compliance with Laws; Licenses.
         ------------------------------------------

          (1) There is no Proceeding pending nor, to the best knowledge of the Transferee, is there any investigation or Proceeding threatened, that involves or affects MedSource and each of its Subsidiaries, by or before any court, Governmental Entity or arbitration panel or any other Person.

          (2) MedSource and each Subsidiary have, and on the Closing Date will have, complied with all Laws, including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, the manufacture, sale, lease, import and export of medical devices and equipment and components thereof, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of a Hazardous Substance, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes except where such failure to comply would not have a material adverse effect on their business, taken as a whole. Since January 1, 1999, neither MedSource nor any Subsidiary has received any notice of any violation of any Law.

          (3) Each of MedSource and each Subsidiary have every License and Permit required for it to conduct its business as presently conducted, except where the failure to have such License or Permit would not have a material adverse effect on their business, taken as a whole. All such Licenses and Permits are in full force and effect and neither MedSource nor any Subsidiary has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of MedSource and each Subsidiary, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Permit will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     6.7 Title to Properties. On the date hereof, each of MedSource and each
         -------------------
Subsidiary have good and marketable title to all of their respective properties and assets, free and clear of all liens, restrictions or encumbrances. All machinery and equipment included in such properties that is necessary to the business of MedSource or any Subsidiary is in good condition and repair, and all leases of real or personal property to which MedSource or any Subsidiary is a party are fully effective and afford MedSource or such Subsidiary, as the case may be, peaceful and undisturbed possession of the subject matter of the lease.

     6.8 Brokers. The obligation for any fees due to any broker or finder
         -------
employed by MedSource or any Subsidiary, and liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement, are the responsibility of MedSource and the Subsidiaries and not the Transferor or the Shareholders.

     6.9 Information Supplied to Transferor and Shareholders. No representation
         ---------------------------------------------------
or warranty by MedSource or the Transferee contained in this Agreement and no statement contained in the confidential memorandum dated January 12, 1999 previously furnished to the Transferor (the "Memorandum"), as revised pursuant to section 7.24, or in any certificate, list, Schedule, Exhibit or other instrument specified in this Agreement, whether heretofore furnished to the Transferor or hereafter furnished to the Transferor pursuant to this Agreement, contains, or will contain, any untrue statement of a material fact, or omits or will omit any material fact necessary to make the statement contained therein, in light of the circumstances under which it was made, not misleading.

     6.10 Shares of Capital Stock. Assuming the accuracy of the representations
          -----------------------
and warranties of the Shareholders contained in section 5.31, the offer, issuance and sale of the Common Stock in accordance with this Agreement is and will be in compliance with applicable federal and state securities laws and all shares of Common Stock issued to the Transferor pursuant to this Agreement will be duly authorized and validly issued, fully paid and nonassessable.

     6.11 Certain Tax Matters. The transactions described in this Agreement are
          -------------------
an integral part of a single, integrated transaction (as contemplated by Section 351 of the Code) in which MedSource (or its wholly-owned limited liability company) is acquiring certain property (within the meaning of Section 351 of the
Code) in exchange for cash and stock of MedSource representing "control" of MedSource within the meaning of section 368(c) of the Code (the "Section 351 Exchange"). MedSource and the Transferee will not, and, to the knowledge of MedSource and the Transferee, there is no plan or intention on the part of any other transferor in the Section 351 Exchange to, take any action that would prevent the transaction described in this agreement from being treated for federal income tax purposes as a transfer to which section 351 of the Code applies.

     6.12 Size of Person for Purposes of HSR Act. Capitalized terms used in this
          --------------------------------------
section 6.12 but not otherwise defined herein are used as defined in the rules adopted under the HSR Act. Financial information described in this section 6.12 is to be determined in accordance with the HSR Act. As of the date hereof and as of the Closing Date:

          (a) The only outstanding classes of Voting Securities (excluding Convertible Voting Securities) of MedSource are Common Stock and, as of the Closing Date, Series B Preferred Stock, par value $.01 per share. As of the Closing Date, no Person Holds 50% or more of the outstanding Voting Securities of MedSource. There is no shareholders' agreement or other arrangement whereby any Person has the contractual power presently to designate 50% or more of the directors of MedSource. MedSource is its own sole Ultimate Parent Entity.

          (b) MedSource does not Control any other Entity, except for wholly-owned subsidiaries of MedSource.

          (c) The annual net sales of the Person within which MedSource is included under the HSR Act (the "MedSource HSR Person"), determined in accordance with the HSR Act, for its most recent fiscal year were less than $100,000,000. The total assets of the MedSource HSR Person, determined in accordance with the HSR Act, were less than $100,000,000.

7. Other Agreements of the Parties.

     7.1 Conduct of Business by the Transferor. During the period from the date
         -------------------------------------
hereof (or earlier, as set forth below) through the Closing Date, the Transferor shall conduct its business in the ordinary course, consistent with past practice, and in such a manner that would not result in a Material Adverse Effect. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, the Transferor shall not, except as the Transferee may otherwise consent to in writing:

          (1) amend its articles of organization or bylaws (other than the change of name contemplated by section 7.11);

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to any of the Shareholders, any of the Shareholders' Affiliates, any Person (other than institutional bank lenders) to which the Transferor has any liability (other than trade accounts payable incurred in the ordinary course of business, subject to the other provisions of this section 7) or any officer or director of the Transferor (including, without limitation, George Fowle), except (i) compensation at the applicable annual rates in effect on January 1, 1998 in the ordinary course of business and consistent with past practice (other than Carmine Sammarco) and
(ii) distributions to each Shareholder in an amount sufficient to pay estimated Taxes not yet paid and attributable to such Shareholder's pro rata share of the
                                                          --- ----
Transferor's income for the period commencing January 1, 1998 and (iii) amounts due to Affiliates of the Transferor for rental of real estate, equipment and royalties paid in connection with Intellectual Property used by the Business, in each case in annualized amounts not to exceed payments made or accrued in the year ended December 31, 1997.

          (4) (i) incur or assume any indebtedness other than trade payables incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices);

          (5) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (6) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction;

          (7) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (8) modify any policy or procedure with respect to credit to customers or collection of receivables;

          (9) pay, discharge or satisfy before it is due any claim or liability of the Transferor, or fail to pay any such item in a timely manner given the Transferor's prior practices, other than payments to USTrust at or prior to the Closing (as contemplated by section 7.20);

          (10) cancel any debts or waive any claims or rights of substantial value;

          (11) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

          (12) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Transferor;

          (13) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $25,000;

          (14) except in the ordinary course of business consistent with past practice, and, with the exception of the OEM Agreement between the Transferor and Medtronic, Inc., amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval;

          (15) except in the ordinary course of business consistent with past practice, exercise any right or option under any Lease or extend or renew any Material Contract or Lease; or

          (16) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     7.2 Conduct of Business by MedSource. During the period from the date
         --------------------------------
hereof through the Closing Date, MedSource shall conduct its business consistent with the plan set forth in the Memorandum, and in addition to the foregoing, prior to the Closing Date, MedSource shall not, except as the Transferor may otherwise consent to in writing, amend its certificate of incorporation (except for the filing of any certificates of designation) or bylaws (except for changes regarding the timing and call of meetings).

     7.3 Access and Information. From the date hereof until the Closing Date,
         ----------------------
the Shareholders shall cause the Transferor to, and the Transferor shall, and shall cause each of the Transferor's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Transferee reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, Contracts and records of the Transferor and any records concerning the Transferor maintained and accumulated by its representatives, and (B) those officers, directors, employees, agents, accountants and counsel of the Transferor who have any knowledge relating to the Transferor or the Acquired Assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Transferee such additional financial and operating data and other information regarding the Acquired Assets (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Transferor as the Transferee may from time to time reasonably request.

     7.4 Tax Returns; Taxes.
         ------------------

          (1) The Transferor shall, and the Shareholders shall cause the Transferor to, file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by it on or after the Closing Date relating to the ownership of the Acquired Assets or the operation of the Business for taxable periods (or portions thereof) ending on or before the Closing Date in a manner consistent with the prior practices of the Transferor, and the Transferor shall not (and the Shareholders shall not suffer or permit the Transferor to) change its accounting method or make any Tax election that would affect the Transferor's basis in the Acquired Assets with respect to any such Tax Return without the Transferee's prior written consent.

          (2) The Transferor has filed a request for a Waiver of Corporate Tax Lien under the provisions of the General Laws of Commonwealth of Massachusetts of 1932, Chapter 62C, Section 52, a copy of which is attached as Schedule 7.4(b). The Transferor shall promptly provide to the Transferee a copy of any notice received from the Commonwealth of Massachusetts with respect to such filing not later than 30 days after the receipt of such notice.

          (3) The Transferee shall promptly forward to the Shareholders a copy of all written communications from any Taxing Authority received by the Transferee or its affiliates relating to any period on or before the Closing Date.

          (4) Any real estate or personal property Taxes relating to the Acquired Assets shall be allocated between the Transferor and the Transferee on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the applicable period.

     7.5 Notice of Developments.
         ----------------------

          (1) Prior to the Closing, the Shareholders shall cause the Transferor to, and the Transferor shall, promptly notify the Transferee in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of the Transferor in this Agreement or which could have the effect of making any representation or warranty of the Transferor in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Acquired Assets, liabilities, Business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Transferor.

          (2) Prior to the Closing, MedSource shall promptly notify the Transferor in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty or covenant of MedSource or the Transferee in this Agreement or which could have the effect of making any representation or warranty of MedSource or the Transferee in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the business, assets, liabilities, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of MedSource or any Subsidiary.

     7.6 Non-Disclosure of Confidential Information. From and after the date
         ------------------------------------------
hereof, the Transferor and the Shareholders agree not to divulge, communicate, use to the detriment of the Transferee or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to the Acquired Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data. The foregoing shall not apply to information that: (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Transferor or a Shareholder; or (iii) is required to be disclosed by the Transferor or any Shareholder to comply with applicable laws or regulations, or with a court or administrative order.

     7.7 No Solicitation of Employees, Suppliers or Customers. Neither the
         ----------------------------------------------------
Transferor nor any Shareholder shall, and neither shall permit any Affiliate of the Transferor or any Shareholder to, from and after the Closing Date, and for a period of three years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the preceding 12-month period, shall have been an employee of MedSource or the Transferee or any of their respective direct or indirect subsidiaries immediately following consummation of the transactions contemplated hereby (collectively, the "Companies"), or contact any supplier, customer or employee of the Companies for the purpose of soliciting or diverting any such supplier, customer or employee from the Companies.

     7.8 Non-Competition.
         ---------------

          (1) Until the third anniversary of the Closing Date, neither the Transferor, any Shareholder (other than In Sup Choi) nor any Affiliate of any of the foregoing shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the Business or the business of the Companies, (ii) engage in any facet of the Business or the Companies or compete in any way with the Business or the Companies, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the Business or the business of the Companies, or (y) competes with the Business or the Companies in any way; provided, however, that
                                          --------  -------
notwithstanding the foregoing, the Transferor, the Shareholders and the Affiliates of the foregoing (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company and James F. Marten, David G. Lubrano, Katherine Griswold, Mary Dashiell, Julie Parsons and Louisa J. Dekkers may (x) engage in any of the activities set forth in the preceding clauses (i) or (ii) to the extent such activities are not included in clause
(iii), (y) serve on the board of directors (or similar body) of a Person that is engaged in any facet of the Business or the business of the Companies (and provide advice in connection with such service) and (z) engage in any activity in which they are currently engaged; provided, further, however, that
                                     --------  -------  -------
notwithstanding the foregoing, this section 7.8(a) shall apply to Donald E. Milley, Patricia Van Blarcom, Benjamin Brock, Kevin Gee, William McDonough and Carmine Sammarco until (and not after) the first anniversary of the Closing Date.

          (2) The parties hereto intend that the covenant contained in section 7.8(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 7.8(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 7.8(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (3) The Transferor and each of the Shareholders acknowledge that the provisions of this section 7.8, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Transferee and are an essential inducement to the Transferee's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

     7.9 Public Statements. From and after the date hereof and until the Closing
         -----------------
Date, none of MedSource, the Transferee, the Shareholders nor the Transferor shall, or shall permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

     7.10 Other Actions. Each of the parties hereto shall use all reasonable
          -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

     7.11 Change of Name. Simultaneously with the Closing, the Transferor shall
          --------------
take such action necessary to change its name to a name that does not include the words "Micro" or "Spring."

     7.12 Cooperation on Taxes. The Transferor and each of the Shareholders, on
          --------------------
one hand, and MedSource and the Transferee, on the other hand, shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to defend or prosecute any Tax Proceeding, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues.

     7.13 Employees.
          ---------

          (1) The Transferee and the Transferor shall prepare a mutually agreeable list of employees of the Transferor to be attached to this Agreement as Schedule 7.13(a). The Transferee shall offer employment effective as of the Closing to all employees of the Transferor listed on Schedule 7.13(a) to this Agreement (all such employees who accept such offer of employment being the "Transferred Employees"). The Transferor shall obtain, and provide the Transferee with, the written agreement of each Transferred Employee to the Transferee's review of the personnel file of such Transferred Employee, prior to the Transferee's review of such personnel file. In addition to the obligation of the Transferor set forth below, all responsibility for employees of the Transferor, other than Transferred Employees, including, without limitation, claims arising out of the decision not to include such employees on Schedule 7.13(a), shall be Excluded Liabilities.

          (2) The Transferee shall not be responsible for any payments, expenses and costs paid or required to be paid in connection with the employment or termination of employment of any employees of the Transferor who are not listed on Schedule 7.13(a) to this

Agreement, or who are listed on Schedule 7.13(a) and do not accept the Transferee's offer of employment with the Transferee.

          (3) Except to the extent expressly provided in the other subsections of this section 7.13 or section 2.1, the Transferor shall remain responsible for
(i) payment of any and all wages, accrued vacation pay, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment, termination indemnities or similar benefits (whether arising under any plan, program, policy or arrangement of the Transferor or under applicable local law), payroll taxes and other payroll related expenses and (ii) payments to or under employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained or contributed to by the Transferor, in either case arising out of or relating to the employment of any of the Transferred Employees by the Transferor prior to the Closing.

          (4) The Transferor shall retain responsibility and liability for all workers' compensation claims of the Transferred Employees to the extent relating to events, conditions or circumstances that occur or exist prior to the Closing. The Transferee shall have sole responsibility and liability for any workers' compensation claims of Transferred Employees to the extent relating to any event, condition or circumstance that occurs after the Closing.

          (5) In respect of grievances or EEOC Claims of Transferred Employees to the extent relating to their employment by the Transferor including, without limitation, any such grievances or EEOC Claims filed before state or local authorities for which payment has not been made prior to the Closing, the Transferor shall retain responsibility and liability for all amounts due with respect thereto including, without limitation, the payment of any amounts in the nature of back pay or employee compensation, and any state or federal taxes in connection with such back pay or employee compensation. Handling of such grievances and EEOC Claims shall be at the Transferor's cost and expense. The Transferee shall have sole responsibility and liability for any EEOC Claims of Transferred Employees that relate to their employment with Transferee.

          (6) Nothing in this section 7.13 shall limit the at will nature of the employment of the Transferred Employees or the right of the Transferee to alter or terminate any employee benefit plan.

          (7) At the Closing, the Transferee shall assume the Transferor's 401(k) plan, but only to the extent provided in Exhibit 7.13(g) (the "Plan Assumption").

     7.14 Consents; Releases. The Transferor and the Shareholders shall cause
          ------------------
the Transferor to receive all Consents on or prior to the Closing Date. At or prior to the Closing, the Shareholders and the Transferor shall cause the Business and the Acquired Assets to be released from all liabilities, liens or other obligations not constituting an Assumed Liability.

     7.15 Reserved.
          --------

     7.16 Employment Agreements. Simultaneously with the execution and delivery
          ---------------------
hereof, the Transferee and Robert Coughlin shall enter into an employment agreement in the form of Exhibit 7.16 (the "Robert Coughlin Employment Agreement"). At the Closing, the Shareholders and the Transferor shall cause the Robert Coughlin Employment Agreement to be in full force and effect.

     7.17 Stockholders Agreement and Registration Rights Agreement. At the
          --------------------------------------------------------
Closing, MedSource and the Transferor shall enter into a stockholders agreement in the form of Exhibit 7.17A (the "Stockholders Agreement") and a registration rights agreement in the form of Exhibit 7.17B (the "Registration Rights Agreement"). MedSource shall cause each other holder of shares of Common Stock issued on or before the Closing Date to enter into a stockholders agreement and a registration rights agreement substantially the same as those signed by the Transferor.

     7.18 Exclusivity. From and after the date hereof and unless and until this\
          -----------
Agreement is terminated as provided in section 10, neither the Transferor nor any Shareholder shall, and neither shall knowingly permit the Transferor or any of their respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than the Transferee, that involves the sale, joint venture or the other disposition of all or any portion of the Transferor, the Acquired Assets or the Business or any merger, consolidation, recapitalization or other business combination of any kind involving the Transferor. If the Transferor or any Shareholder receives or becomes aware of any such offer or proposed offer, the Transferor or such Shareholder, as the case may be, shall promptly notify the Transferee.

     7.19 Equipment, Intellectual Property and Other Assets. Prior to the
          -------------------------------------------------
Closing Date, the Shareholders shall take all steps necessary to contribute all real property, equipment, Intellectual Property and other assets owned by any Shareholder or any Affiliate of any Shareholder that is used or usable by the Transferor in or for the Business. Any consideration paid by the Transferor in such transactions shall be deducted from the Cash Consideration.

     7.20 Certain Payments. At or prior to the Closing, the Shareholders and
          ----------------
their Affiliates shall repay in cash all amounts owed by them to the Transferor. The parties hereby agree that such cash may be used to repay obligations of the Transferor to USTrust and that the excess of such cash, if any, shall be included in the Acquired Assets.

     7.21 Transfer of Interests in Real Property.
          --------------------------------------

          (1) At the Closing the Shareholders shall cause the Transferor to, and the Transferor shall, enter into assignments, each in the form attached hereto as Exhibit 7.21(a) (collectively, the "Assignments" and, individually, an "Assignment") of each of the Leases (other than the Lease referred to in section 7.21(g)) (including, without limitation, any security interests/pledge liens created thereby) with respect to any parcel of the Leased Real Property not covered by the New Lease, collateral guarantees with respect to such real property and all security deposits made thereunder, each such Assignment containing a covenant of good title and the Transferor's and Shareholders' representation and warranty that (i) there have been no prior assignments of the Leases, (ii) such Leases are in full force and effect and are enforceable in accordance with their terms, and (iii) neither the Leases nor the security deposits made thereunder are then subject to any liens, security interests or adverse claims. At the Closing, the Shareholders and the Transferor shall deliver to the Transferee consents and estoppel certificates (the "Landlord Consent and Estoppel Certificates"), in form reasonably acceptable to the Transferee, executed by the landlord under each of the Leases consenting to the assignment of the Leases and stating that there are no defaults thereunder.

          (2) At the Closing, the Shareholders and the Transferor shall cause the holder of any mortgage covering the Leased Real Property or any leasehold interest therein and any ground, superior or underlying lessors to enter into subordination, non-disturbance and attornment agreements and lender's estoppel certificates each in a form reasonably acceptable to the Transferee (collectively, the "SNDA Agreements" and, individually, a "SNDA Agreement") for each of the Leases.

          (3) Each Assignment and each SNDA Agreement shall be in recordable form and the Assignments and the SNDA Agreements shall be duly executed, delivered and acknowledged by each party thereto. At or prior to the Closing, the Transferor shall cause each of the landlords under the Leases, and each ground, superior or underlying lessor of the Leased Real Property to execute and deliver a landlord-lender agreement (each, a "Landlord-Lender Agreement" and, collectively, the "Landlord-Lender Agreements") in favor of MedSource's lender in the form annexed hereto as Exhibit 7.21(c).

          (4) At or before the Closing, the Shareholders and the Transferor shall deliver to the Transferee (i) true and complete maintenance records for the Leased Real Property, to the extent available; (ii) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Leased Real Property, to the extent available; (iii) all original licenses and permits, authorizations and approvals pertaining to the Leased Real Property; and (iv) all guarantees and warranties which the Transferor has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Leased Real Property.

          (5) At or before the Closing, the Shareholders and the Transferor shall deliver to the Transferee a set of plans and specifications of the buildings and all improvements comprising a part of the Leased Real Property.

          (6) The following are to be apportioned between the parties as of and on the Closing Date:

               (1) ad valorem, real estate and personal property taxes, water charges, and sewer rents;

               (2) charges and payments payable under the transferable contracts and agreements; and

               (3) utilities, including telephone, steam, electricity and gas.

          (7) For so long as Messrs. Dobson or Hodgson receive compensation from the Transferee (but in no event after January 1, 2001), the Transferee shall pay the current rent under the Lease Agreement effective February 16, 1999 between the Transferor and Longwater Realty Trust.

     7.22 Inventory Count. The Transferee intends to conduct an observation of
          ---------------
the inventory included or to be included within the Acquired Assets under the supervision of the Transferee's independent accountants and as of a date near the Closing (the "Inventory Count"). The primary purpose of the Inventory Count is to facilitate the Transferee's consolidation accounting. In the event the Transferee's accountants determine that the Inventory Count should be conducted on a date prior to the Closing, the Shareholders shall cause the Transferor to, and the Transferor shall, reasonably cooperate with the Transferee in connection therewith, provided that the Transferee shall ensure that the Inventory Count is scheduled and conducted in a manner that minimizes any disruption of the Transferor's business activities.

     7.23 Accounts Receivable.
          -------------------

          (1) After the Closing, the Transferor shall permit the Transferee to collect, in the name of the Transferor, all accounts receivable constituting part of the Acquired Assets and to endorse with the name of the Transferor for deposit in the Transferee's account any checks or drafts received in payment thereof. The Transferor shall take any and all steps reasonably requested by the Transferee to effectuate the intent of the preceding sentence.

          (2) The Transferor shall promptly turn over to the Transferee any cash, checks or other property that it may receive after the Closing in respect of any receivable constituting part of the Acquired Assets.

          (3) Following the Closing, the Transferee shall use commercially reasonable efforts to collect all accounts receivable included in the Acquired Assets in accordance with their respective terms. Any amounts received by the Transferee from the obligor of any such accounts receivable shall be credited as follows: (i) if such obligor has specified the receivable in respect of which payment is being made, against such receivable and (ii) if such obligor has not specified the receivable against which such payment is being made, against the oldest unpaid receivable due from such obligor.

     7.24 Revised Memorandum. At or before the Closing, MedSource shall deliver
          ------------------
to the Transferor a revised memorandum that updates the Memorandum.

8. Conditions Precedent to the Closing.

     8.1 Conditions Precedent to MedSource's and the Transferee's Obligations to
         -----------------------------------------------------------------------
Close. The obligation of MedSource and the Transferee to enter into this
-----
Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferee shall have the right to waive
            --------  -------
all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Transferor or any Shareholder from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferee by reason of the breach by the Transferor or any Shareholder of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by the Transferor or any Shareholder; and provided
                                                                 --------
further, however, that MedSource's and the Transferee's participation in the
-------  ------
Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Transferor and the Shareholders contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

          (2) The covenants and agreements of the Transferor and the Shareholders contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all material respects.

          (3) The Transferee shall have received (i) a certificate dated the Closing Date and executed by an executive officer of the Transferor, and (ii) a certificate dated the Closing Date and executed by each of the Shareholders, in each case certifying the satisfaction of the conditions referred to in sections 8.1(a) and (b).

          (4) The Transferee shall have received, each in form and substance reasonably satisfactory to the Transferee, all Consents of, and estoppel certificates and releases from, and shall have delivered all notices to, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Transferee to conduct and operate the Business, which Consents, notices and estoppel certificates are listed in
Schedule 5.4(b) attached hereto and which releases are listed in Schedule 7.13.

          (5) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Business.

          (6) The Transferee shall have received a certificate of the Transferor (the "Transferor Clerk's Certificate") certifying as to the articles of organization and bylaws of the Transferor and as to resolutions, duly and validly adopted by the Board of Directors and the Shareholders of the Transferor, evidencing its and their authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Transferor is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferor authorized to sign this Agreement and the other Transaction Documents.

          (7) The Transferee shall have received all such documents and instruments including, without limitation, such deeds of transfer, title reports and property surveys with respect to the transfer of all legal rights in the real property to be transferred pursuant to this Agreement.

          (8) The form and substance of all certificates, transfer documents, title reports, property surveys, deeds, opinions, consents, instruments, and other documents delivered to the Transferee under this Agreement shall be satisfactory in all reasonable respects to the Transferee and its counsel.

          (9) MedSource and the Transferee shall have received from Palmer & Dodge LLP, counsel for the Transferor and the Shareholders, a legal opinion that is dated the Closing Date, customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to MedSource and the Transferee.

          (10) The Transferee shall have received from the Transferor at the Closing an affidavit of non-foreign status, in the form required by Section 1445 of the Code and the regulations thereunder, signed under penalties of perjury.

          (11) The Transferee shall have received a copy of a Phase I Environmental Report and a Phase II Environmental Report relating to the Transferor's Real Property that shall be satisfactory in the sole judgment of the Transferee.

          (12) The Transferee shall have received a Bill of Sale, Assignment and Assumption Agreement, in the form of Exhibit 8.1(l) (the "Bill of Sale, Assignment and Assumption Agreement") attached hereto, duly executed by the Transferor, and a patent assignment in a form reasonably acceptable to the Transferee (the "Patent Assignment"), duly executed by the Transferor.

          (13) The Transferee and its affiliates shall have received the financing required to fund the transactions hereunder and the transactions contemplated by the parties hereto on terms and conditions acceptable to the Transferee and its affiliates.

          (14) The Robert Coughlin Employment Agreement shall be in full force and effect.

          (15) Reserved.

          (16) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

     8.2 Conditions Precedent to the Transferor's Obligations to Close. The
         -------------------------------------------------------------
obligation of the Transferor to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferor shall have the
                      --------  -------
right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Transferee from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferor by reason of the breach by the Transferee of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Transferee; and provided further, however, that the Transferor's participation in the Closing
-------- -------  -------
shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

          (1) The representations and warranties of the Transferee and MedSource contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

          (2) The covenants and agreements contained in this Agreement to be complied with by the Transferee or MedSource on or before the Closing Date shall have been complied with in all material respects.

          (3) The Transferor shall have received a certificate dated the Closing Date and executed by an officer of the Transferee, certifying to the satisfaction of the conditions referred to in sections 8.2(a) and (b). The Transferor shall have received a certificate dated the Closing Date and executed by an officer of MedSource, certifying to the satisfaction of the conditions referred to in sections 8.2(a) and (b).

          (4) The Transferor shall have received a certificate of the Secretary of the Transferee (the "Transferee Secretary's Certificate") certifying as to the certificate of formation and limited liability company agreement of the Transferee and as to the resolutions, duly and validly adopted by the Transferee, evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferee authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder. The Transferor shall have received a certificate of the Secretary of the MedSource (the "MedSource Secretary's Certificate") certifying as to the certificate of incorporation and bylaws of MedSource and as to the resolutions, duly and validly adopted by MedSource, evidencing its authorization of the execution and delivery of this Agreement and the other Transaction Documents to which MedSource is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of MedSource authorized to sign this Agreement and the other Transaction Documents to be delivered hereunder.

          (5) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Transferor under this Agreement shall be satisfactory in all reasonable respects to the Transferor and its counsel.

          (6) The Transferor and the Shareholders shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for MedSource and the Transferee, a legal opinion that is dated the Closing Date, customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to the Transferor and the Shareholders.

          (7) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

          (8) The Transferor shall have received a Bill of Sale, Assignment and Assumption Agreement, duly executed by the Transferee.

          (9) Reserved.

          (10) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

          (11) MedSource shall concurrently acquire no less than four of the seven businesses identified in the Memorandum.

          (12) The Transferor shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for the Transferee, an opinion dated the Closing Date to the effect that the transfer by the Transferor of the Acquired Assets and the payment by the Transferee of the Consideration will constitute a contribution to which the provisions of
Section 351(a) of the Code apply.

          (13) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the business or assets of MedSource and the Subsidiaries, taken as a whole.

          (14) At or prior to the Closing, MedSource shall have delivered to the Transferor an appraisal of Houlihan Lokey Howard & Zukin, which will include customary assumptions and otherwise be in customary form and which will indicate that the fair market value of the Common Stock at the Closing is $50 per share.

9. Documents to be Delivered at the Closing.

     9.1 Deliveries of the Transferor and the Shareholders. At the Closing, the
         -------------------------------------------------
Transferor and the Shareholders shall deliver or cause to be delivered the following items to the Transferee:

          (1) the Bill of Sale, Assignment and Assumption Agreement and the Patent Assignment, each duly executed by the Transferor;

          (2) the releases referred to in section 7.14;

          (3) the certificates referred to in section 8.1(c) duly executed by an executive officer of the Transferor and by each of the Shareholders;

          (4) the Consents referred to in section 8.1(d);

          (5) the Transferor's Clerk's Certificate referred to in section 8.1(f) duly executed by the Secretary of the Transferor;

          (6) the opinion of counsel to the Transferor and the Shareholders referred to in section 8.1(i);

          (7) the affidavit referred to in section 8.1(j), duly executed by the Transferor, under penalties of perjury;

          (8) a Tax, lien and judgment search of the Transferor and the Acquired Assets showing no items not disclosed in the schedules to this Agreement;

          (9) the Stockholders Agreement, duly executed by the Transferor;

          (10) the Registration Rights Agreement, duly executed by the Transferor;

          (11) a certificate from the Secretary of State of Massachusetts attesting to the good standing of the Company in the Commonwealth of Massachusetts as of a date on or near the Closing Date;

          (12) the Landlord Consent and Estoppel Certificates and the Landlord-Lender Agreements, duly executed by each landlord under a Lease, and the Assignments and the SNDA Agreements, each duly executed by each party thereto; and

          (13) the Plan Assumption, duly executed by the Transferor.

     9.2 Deliveries of the Transferee. At the Closing, the Transferee shall
         ----------------------------
deliver or cause to be delivered the following items to the Transferor:

          (1) the certificates referred to in section 8.2(c) duly executed by officers of MedSource and the Transferee, respectively;

          (2) the Transferee Secretary's Certificate referred to in section 8.2(d), duly executed by the Secretary of the Transferee and the MedSource Secretary's Certificate referred to in Section 8.2(d), duly executed by the Secretary of MedSource;

          (3) the opinion of counsel referred to in section 8.2(f);

          (4) the Cash Consideration;

          (5) the stock certificates representing the shares of Common Stock referred to in section 3.1;

          (6) the Bill of Sale, Assignment and Assumption Agreement, duly executed by the Transferee;

          (7) the Stockholders Agreement, duly executed by MedSource;

          (8) the Registration Rights Agreement, duly executed by MedSource;

          (9) certificates from the Secretary of State of Delaware attesting to the good standing of each of MedSource and the Transferee in the state of Delaware as of a date on or near the Closing Date;

          (10) Assignments, duly executed by the Transferee; and

          (11) the Plan Assumption, duly executed by the Transferee.

10.  Termination.

          (1) This Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual agreement of the Transferee and the Transferor;

               (2) by the Transferee or the Transferor (if such party is not in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before April 30, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

               (3) by either the Transferee or the Transferor in the event of a material breach by or default of the other party hereto.

          (2) Upon termination of this Agreement pursuant to section 10(a), all obligations of the parties shall terminate except those under section 12; provided, however, that no such termination shall relieve the Transferor or any
--------  -------
Shareholder of any liability to the Transferee or MedSource, or the Transferee or MedSource of any liability to the Transferor or any Shareholder, by reason of any breach of or default under this Agreement.

11.  Survival of Representations and Warranties.

     11.1 Survival of Representations and Warranties of the Transferor and the
          --------------------------------------------------------------------
Shareholders. Notwithstanding any right of the Transferee fully to investigate
------------
the affairs of the Transferor and the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Transferee pursuant to such investigation or right of investigation, the Transferee has the right to rely fully upon the representations and warranties of the Transferor contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until 18 months following the Closing Date, and the Transferor's and the Shareholders' liability in respect of any breach of any such representation or warranty shall terminate 18 months following the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16 shall survive the Closing and the Transferor's and the Shareholders' liability in respect of any breach thereof shall continue until 30 days after all liability relating thereto is barred by all applicable statutes of limitation, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

     11.2 Survival of Representations and Warranties of MedSource and the
          ---------------------------------------------------------------
Transferee. The Transferor and the Shareholders have the right to rely fully
----------
upon the representations and warranties of MedSource and the Transferee contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until 18 months following the Closing Date, and Transferee's liability in respect of any breach of any such representation or warranty shall terminate 18 months following the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, the representations and warranties contained in sections 6.3 and 6.11 shall survive the Closing and MedSource's and the Transferee's liability in respect of any breach thereof shall continue until 30 days after all liability relating thereto is barred by all applicable statutes of limitation, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

12.  Indemnification.

     12.1 Indemnification by the Transferor and the Shareholders. Subject to the
          ------------------------------------------------------
limitations contained in section 11 and section 12.4, the Transferor shall indemnify and defend, and the Shareholders shall severally (and not jointly) indemnify and defend (meaning that each Shareholder shall be liable only for the percentage of the Damages (as defined below) that corresponds to such Shareholder's ownership percentage of the Transferor on the Closing Date and any payments made by the Transferor shall be deemed to have been made by the Shareholders in proportion to such ownership percentage), the Transferee and each of its officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferee Indemnitee") against, and hold each Transferee Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Transferee Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (1) any breach of any representation or warranty made by the Transferor or any Shareholder contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) either the Transferor's or any Shareholder's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferor or the Shareholders contained in this Agreement or in any other Transaction Document;

          (3) the ownership or operation of the Business or Acquired Assets prior to the Closing Date, except for the Assumed Liabilities; or

          (4) any Excluded Liability.

     12.2 Indemnification by MedSource and the Transferee. Subject to the
          -----------------------------------------------
limitations contained in section 11 and section 12.4, MedSource and the Transferee shall jointly and severally indemnify and defend the Transferor and the Shareholders and each of the Transferor's officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferor Indemnitee") against, and hold each Transferor Indemnitee harmless from, any Damages that such Transferor Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (1) any breach of any representation or warranty made by MedSource or the Transferee contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

          (2) either MedSource's or the Transferee's failure to perform or to comply with any covenant or condition required to be performed or complied with by MedSource or the Transferee contained in this Agreement or in any other Transaction Document; or

          (3) the ownership or operation of the Business or Acquired Assets after the Closing Date or the Assumed Liabilities.

     12.3 Indemnification Procedures.
          --------------------------

          (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 12.1 or 12.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 12, give written notice to the indemnifying party of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however,
                                                             --------  -------
that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. The provisions of this section 12.3 apply to claims under section 7.3.

          (2) (i) In the case of any Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party).

               (ii) Anything in section 12.3(b)(i) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (3) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

     12.4 Limitations on Indemnification.
          ------------------------------

          (1) (i) The Transferor and the Shareholders shall have indemnification obligations pursuant to section 12.1(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $250,000. Anything to the contrary notwithstanding, neither the Transferor nor any Shareholder shall have any liability pursuant to section 12.1(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16) for and to the extent that the aggregate amount of such Damages exceeds $2,500,000. In lieu of the payment of cash in satisfaction of any indemnification obligation arising under this Agreement, the Shareholders and/or the Transferor may tender shares of Common Stock to satisfy up to 66% of such obligation, which shares of Common Stock shall be valued at their fair market value on the date tendered, as agreed by the Transferee, on the one hand, and the Shareholders or the Transferor, on the other hand, or if such parties cannot agree within 10 days, the fair market value of such shares, as determined by an independent third party appraiser selected by MedSource and reasonably acceptable to the Shareholder or the Transferor, as the case may be when so tendered.

          (ii) MedSource and the Transferee shall have indemnification obligations pursuant to section 12.2(a) respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections
6.3 and 6.11), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $250,000. Anything to the contrary notwithstanding, MedSource and the Transferee shall have no liability pursuant to section 12.2(a) with respect to Damages that result from actual or claimed breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections
6.3 and 6.11) for and to the extent that the aggregate amount of such Damages exceeds $2,500,000.

          (2) The limitations set forth in paragraph (a)(i) of this section 12.4 shall not limit or reduce the Transferor's and the Shareholders' obligations to indemnify the Transferee in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 5.3, 5.12, 5.14 and 5.16. The limitations set forth in paragraph (a)(ii) of this section 12.4 shall not limit or reduce MedSource's or the Transferee's obligations to indemnify the Shareholders or the Transferor in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 6.3 or 6.11.

          (3) In the event that any Damages are covered by insurance proceeds or other reimbursement obligations, whether maintained by the Transferee, MedSource or the Transferor, the Indemnified Party shall not be deemed to have any Damages if and to the extent that the Indemnified Party actually realizes the proceeds of such insurance, which payments shall in no event be included in the baskets set forth in section 12.4(a).

13.  Miscellaneous.

     13.1 Transaction Fees and Expenses. Except as otherwise expressly provided
          -----------------------------
herein, each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

     13.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

          To the Transferee:

                   MedSource Technologies, Inc.
                   c/o Kidd & Company, LLC
                   Greenwich, Connecticut 06830
                   Attention:  Richard J. Effress
                   Telecopier No.:  (203) 661-1849

          with a copy to:

                   Parker Chapin Flattau & Klimpl, LLP
                   1211 Avenue of the Americas
                   New York, New York  10036-8735
                   Attention:  Edward R. Mandell
                   Telecopier No.:  (212) 704-6288

          To the Transferor or any Shareholder, to their respective addresses as set forth on Schedule A hereto.

          with respect to the Transferor and each of the Shareholders, with a copy to:

                   Palmer & Dodge LLP
                   One Beacon Street
                   Boston, Massachusetts 02108
                   Attention:  Michael Lytton
                   Telecopier No.:  (617) 227-4420

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause
(b), the business day next following the date such notice or demand is sent. A copy of any notice to the Shareholders shall be sent concurrently to the Transferor and a copy of any notice to the Transferor shall be sent concurrently to the Shareholders.

     13.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     13.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. The Transferee's investigation, receipt of or commenting on Tax Returns, waiver of Uniform Commercial Code bulk sales law, and other waivers and receipt of information contained herein shall not be deemed to waive any of the Transferee's rights under the indemnification provisions of section 12.

     13.5 Governing Law. This Agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the State of Delaware.

     13.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Massachusetts in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts in connection with such Proceeding and waives any objection to venue in the Commonwealth of Massachusetts, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 13.2.

     13.7 Remedies. In the event of any actual or prospective breach or default
          --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     13.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     13.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     13.10 Assignment. This Agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of the Transferee's rights hereunder shall include any Affiliate of the Transferee and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated. Permitted assignees of the Transferor's rights hereunder shall include any Affiliate of the Transferor. Neither Transferee nor Transferor may assign any of its obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     13.11 Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     13.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

     13.13 Entire Agreement. This Agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     13.14 Headings. The headings contained in this Agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

     13.15 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.16 Bulk Sales Law. The parties waive compliance with the provisions of
          --------------
any Uniform Commercial Code bulk sales law that may be applicable to the transactions contemplated hereby.

                       [The next page is a signature page]

                  MedSource:                      MEDSOURCE TECHNOLOGIES, INC.


                                                  By: /s/ Richard J. Effress
                                                      --------------------------
                                                      Name:  Richard J. Effress
                                                      Title: Chairman


                  Transferee:                     THE MICROSPRING COMPANY, LLC


                                                  By: /s/ Richard J. Effress
                                                      --------------------------
                                                      Name:  Richard J. Effress
                                                      Title: Chairman


                  Transferor:                     THE MICROSPRING CO., INC.


                                                  By: /s/ Robert Coughlin
                                                      --------------------------
                                                      Name:  Robert Coughlin
                                                      Title: President/CEO


                  Shareholders:                   /s/ George Fowle
                                                  ------------------------------
                                                  George Fowle


                                                  /s/ William S. Hodgson
                                                  ------------------------------
                                                  William S. Hodgson


                                                  /s/ Paul J. Dobson
                                                  ------------------------------
                                                  Paul J. Dobson


                                                  /s/ James F. Martin
                                                  ------------------------------
                                                  James F. Marten


                                                  /s/ David G. Lubrano
                                                  ------------------------------
                                                  David G. Lubrano


                                                  /s/ Katherine Griswold
                                                  ------------------------------
                                                  Katherine Griswold


                                                  /s/ Mary Dashiell
                                                  ------------------------------
                                                  Mary Dashiell


                                                  /s/ Julie Parsons
                                                  ------------------------------
                                                  Julie Parsons


                                                  /s/ Donald E. Milley
                                                  ------------------------------
                                                  Donald E. Milley


                                                  /s/ Louisa J. Dekkers
                                                  ------------------------------
                                                  Louisa J. Dekkers

                                                  /s/ Joseph Keller
                                                  ------------------------------
                                                  Joseph Keller


                                                  /s/ Robert F. Coughlin
                                                  ------------------------------
                                                  Robert F. Coughlin


                                                  /s/ Benjamin Brock
                                                  ------------------------------
                                                  Benjamin Brock


                                                  /s/ Patricia A. Van Blarcom
                                                  ------------------------------
                                                  Patricia A. Van Blarcom


                                                  /s/ William T. McDonough
                                                  ------------------------------
                                                  William T. McDonough


                                                  /s/ Kevin K. Gee
                                                  ------------------------------
                                                  Kevin K. Gee


                                                  /s/ Carmine Sammarco
                                                  ------------------------------
                                                  Carmine Sammarco


                                                  /s/ In Sup Choi
                                                  ------------------------------
                                                  In Sup Choi, M.D.